Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Banc of California, Inc.:

We consent to the incorporation by reference in registration statements (No. 333-170621, No. 333-170622, No. 333-177055 and No. 333-192518) on Form S-3 and (No. 333-105728, No. 333-105729, No. 333-172569, No. 333-175268, No. 333-175296 and No. 333-190286) on Form S-8 of Banc of California, Inc. and subsidiaries of our reports dated March 17, 2014 with respect to the consolidated statements of financial position of Banc of California, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Banc of California, Inc. and subsidiaries.

/s/ KPMG LLP
KPMG LLP

Irvine, California

March 17, 2014